EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 registering 2,000,000 shares of common stock) pertaining to the Texas Meridian Resource Corporation Geoscientist Well Bonus Plan and the Meridian Resource Corporation TMR Employee Trust Well Bonus Plan of our report dated March 17, 1999, with respect to the consolidated financial statements of The Meridian Resource Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG L.L.P.



Houston, Texas
July 23, 1999